ADP Reports Fourth Quarter and Fiscal 2026 Results; Provides Fiscal 2027 Outlook
•Revenues increased 7% to $21.9 billion for the year; 6% organic constant currency
•Employer Services new business bookings increased 6% for the year to $2.2 billion
•Net earnings increased 8% to $4.4 billion for the year, and adjusted net earnings increased 10% to $4.5 billion
•Adjusted EBIT increased 10% to $5.9 billion for the year, and adjusted EBIT margin increased 80 basis points to 26.8%
•Diluted earnings per share ("EPS") increased 10% to $10.94 for the year; adjusted diluted EPS increased 11% to $11.12
•Fiscal 2027 consolidated outlook includes revenue growth of 5% to 6%, adjusted EBIT margin expansion of 70 to 90 basis points, and adjusted diluted EPS growth of 9% to 11%

ROSELAND, N.J. – July 29, 2026 – ADP (Nasdaq: ADP), a global leader in HR and payroll solutions, today announced its fourth quarter and fiscal 2026 financial results and provided its fiscal 2027 outlook.
Fourth Quarter and Fiscal 2026 Consolidated Results
Compared to last year’s fourth quarter, revenues increased 7% to $5.5 billion and 6% on an organic constant currency basis. Net earnings increased 7% to $1.0 billion, and adjusted net earnings increased 14% to $1.1 billion. Adjusted EBIT increased 13% to $1.4 billion, and adjusted EBIT margin increased 140 basis points to 25.1%. ADP’s effective tax rate for the quarter was 22.2% on a reported basis, and 22.4% on an adjusted basis. Diluted EPS increased 10% to $2.45, and adjusted diluted EPS increased 17% to $2.64.
For the full year, revenues increased 7% to $21.9 billion and 6% on an organic constant currency basis. Net earnings increased 8% to $4.4 billion, and adjusted net earnings increased 10% to $4.5 billion. Adjusted EBIT increased 10% to $5.9 billion, and adjusted EBIT margin increased 80 basis points to 26.8%. ADP’s effective tax rate for the year was 23.0% on both a reported basis and an adjusted basis. Diluted EPS increased 10% to $10.94, and adjusted diluted EPS increased 11% to $11.12.
“ADP’s strong fiscal 2026 performance is grounded in the long-term value that matters most to our clients: trust,” said Maria Black, President and Chief Executive Officer, ADP. “This is a defining moment for the future of work. AI is reshaping how work gets done, what roles look like, and how teams are organized. This is making HCM more critical than ever and companies need a partner they can trust to help navigate this shift. Our impressive financial results, strong Employer Services retention, and record client satisfaction scores are evidence that ADP is purpose-built for this, and we've never been better positioned to deliver for our clients.”
“We were pleased to deliver a strong fourth quarter to finish the year at the high end of our guidance range for revenue growth, margin expansion and adjusted EPS growth, while continuing to invest in the future growth and success of ADP,” said Peter Hadley, Chief Financial Officer, ADP. “With AI tools now being embedded across our product, service and sales teams in ways that are enhancing quality and productivity, we enter fiscal 2027 in a strong position to drive growth in our business and deliver value for our clients and healthy returns for our shareholders.”

Adjusted EBIT, adjusted EBIT margin, adjusted net earnings, adjusted diluted earnings per share, adjusted effective tax rate and organic constant currency are all non-GAAP financial measures. Please refer to the accompanying financial tables at the end of this release for a discussion of why ADP believes these measures are important and for a reconciliation of non-GAAP financial measures to their closest comparable GAAP financial measures.

Fourth Quarter and Fiscal 2026 Segment Results
Employer Services – Employer Services offers a comprehensive range of global HCM and Human Resources Outsourcing solutions. Compared to last year:
•Employer Services revenues increased 7% on a reported basis and 6% on an organic constant currency basis for the fourth quarter, and increased 7% on a reported basis and 5% on an organic constant currency basis for the fiscal year
•Employer Services new business bookings increased 6% to $2.2 billion for the fiscal year
•Employer Services client revenue retention remained flat at 92.1% for the fiscal year
•U.S. pays per control increased 1% for the fourth quarter and for the fiscal year
•Employer Services segment margin increased 90 basis points for the fourth quarter and increased 60 basis points for the fiscal year

PEO Services – PEO Services provides comprehensive employment administration outsourcing solutions. Compared to last year:
•PEO Services revenues increased 7% for the fourth quarter and increased 7% for the fiscal year
•PEO Services revenues excluding zero-margin benefits pass-throughs increased 5% for the fourth quarter and increased 5% for the fiscal year
•Average worksite employees paid by PEO Services increased 2% to about 775,000 for the fourth quarter and increased 2% to about 762,000 for the fiscal year
•PEO Services segment margin decreased 100 basis points for the fourth quarter and decreased 110 basis points for the fiscal year
Included within the results of our segments above:
Interest on Funds Held for Clients – The safety, liquidity, and diversification of ADP clients’ funds are the foremost objectives of the Company’s investment strategy. Client funds are invested in accordance with ADP’s prudent and conservative investment guidelines, and most of the investment portfolio is rated AAA/AA. Compared to last year:
•Interest on funds held for clients increased 15% to $355 million for the fourth quarter and increased 14% to $1.4 billion for the fiscal year
•Average client funds balances increased 8% to $41.0 billion for the fourth quarter and increased 7% to $40.4 billion for the fiscal year
•The average interest yield on client funds increased 20 basis points to 3.5% for the fourth quarter and increased 20 basis points to 3.4% for the fiscal year

Fiscal 2027 Outlook
Certain components of ADP’s fiscal 2027 outlook and related growth comparisons exclude the impact of the following items and are discussed on an adjusted basis where applicable. Please refer to the accompanying financial tables for a reconciliation of these adjusted amounts to their closest comparable GAAP measure.
•Fiscal 2026 pre-tax gain of about $5 million related to a partial reversal of the workforce optimization initiatives from fiscal 2025 and 2024
•Fiscal 2026 pre-tax charges of about $91 million related to a business alignment program
•Fiscal 2026 pre-tax gain of about $8 million related to gains on ADP Ventures' investments
•Fiscal 2026 pre-tax net charges of about $18 million related to the settlement of a legal matter

Consolidated Fiscal 2027 Outlook
•Revenue growth of 5% to 6%
•Adjusted EBIT margin expansion of 70 to 90 basis points
•Adjusted effective tax rate of approximately 23%
•Diluted EPS growth of 11% to 13%
•Adjusted diluted EPS growth of 9% to 11%
Employer Services Segment Fiscal 2027 Outlook
•Employer Services revenue growth of 5% to 6%
•Employer Services new business bookings growth of 4% to 7%
•Employer Services client revenue retention decrease of 10 to 30 basis points
•Increase in U.S. pays per control of 0% to 1%
PEO Services Segment Fiscal 2027 Outlook
•PEO Services revenue growth of 5% to 7%
•PEO Services revenue, excluding zero-margin benefits pass-throughs, growth of 3% to 5%
•PEO Services average worksite employee count growth of about 2%
Client Funds Extended Investment Strategy Fiscal 2027 Outlook
The interest assumptions in our outlook are based on Fed Funds futures contracts and various forward yield curves as of July 28, 2026. The Fed Funds futures contracts are used in the client short and corporate cash interest income outlook. A combination of various forward yield curves that reflect our investment mix, resulting in a blended rate of 4.4%, was used to forecast new purchase rates across the client and corporate extended and client long portfolios over the remainder of the fiscal year.

•Interest on funds held for clients of $1.540 to $1.560 billion; this is based on anticipated growth in client funds balances of 3% to 4% and an average yield that is anticipated to increase to approximately 3.7%
•Total contribution from the client funds extended investment strategy of $1.545 to $1.565 billion

Fiscal 2027 Outlook

		Fiscal 2026 (unaudited)	July 29, 2026 Fiscal 2027 Outlook (a)
Total ADP	Revenues	$21,947M	5 to 6%
	Adj. EBIT Margin	26.8%	70 to 90 bps
	Adj. Effective Tax Rate	23.0%	~23%
	Adj. Diluted EPS	$11.12	9 to 11%
Employer Services	Revenues	$14,831M	5 to 6%
	ES New Business Bookings	$2.2B	4 to 7%
	Client Revenue Retention	92.1%	(30) to (10) bps
	U.S. Pays Per Control	1%	0 to 1%
PEO Services	Revenues	$7,128M	5 to 7%
	Revenues Ex Zero-Margin Pass-throughs	$2,521M	3 to 5%
	Average WSEs	762,000	~2%
Client Funds Interest	Average Client Funds Balances	$40.4B	3 to 4%
	Yield on Client Funds Portfolio	3.4%	~3.7%
	Client Funds Interest Revenue	$1,355M	$1,540 to $1,560M
	Net Impact from Client Funds Extended Strategy	$1,315M	$1,545 to $1,565M
(a) Outlook contemplates the anticipated impact of foreign currency in revenue and operating results.

Investor Webcast Today
As previously announced, ADP will host a conference call for financial analysts today, Wednesday, July 29, 2026 at 8:30 a.m. ET. The conference call will be webcast live on ADP’s website at investors.adp.com and will be available for replay following the call. A slide presentation accompanying the webcast is also available at investors.adp.com/events-and-presentations. ADP news releases, current financial information, SEC filings, and Investor Relations presentations are posted to ADP’s website at investors.adp.com.
About ADP (Nasdaq: ADP)
ADP has been shaping the world of work with innovation and expertise for more than 75 years. As a global leader in HR and payroll solutions, ADP continuously works to solve business challenges for our clients and their workers, from simple, easy-to-use tools for small businesses to fully integrated platforms for global enterprises – and everything in between. Always Designing for People means we're focused on just that – people. We use our unmatched AI-driven insights and proven expertise to design innovative solutions that help people achieve greater success at work. More than 1.1 million clients across 140+ countries rely on ADP's exceptional service to support their people and drive their business forward. HR, Talent, Time Management, Benefits, Compliance, and Payroll. Learn more at ADP.com

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Earnings
(In millions, except per share amounts)
(Unaudited)
	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenues:
Revenues, other than interest on funds held for clients and PEO revenues	$3,342.1	$3,157.6	$13,476.8	$12,692.2
Interest on funds held for clients	355.4	307.8	1,354.8	1,189.1
PEO revenues (A) (B) (C)	1,776.3	1,661.4	7,115.8	6,679.6
Total revenues	5,473.8	5,126.8	21,947.4	20,560.9

Expenses:
Costs of revenues:
Operating expenses (B) (C)	2,574.1	2,426.2	10,240.6	9,622.7
Research and development	265.9	269.3	1,028.8	988.6
Depreciation and amortization	122.5	121.5	490.8	486.0
Total costs of revenues	2,962.5	2,817.0	11,760.2	11,097.3

Selling, general, and administrative expenses	1,252.3	1,103.1	4,408.2	4,051.7
Interest expense	121.0	113.7	459.3	455.9
Total expenses	4,335.8	4,033.8	16,627.7	15,604.9

Other (income)/expense, net	(119.8)	(97.6)	(410.6)	(354.1)

Earnings before income taxes	1,257.8	1,190.6	5,730.3	5,310.1

Provision for income taxes	279.2	280.0	1,316.8	1,230.4

Net earnings	$978.6	$910.6	$4,413.5	$4,079.7

Basic earnings per share	$2.45	$2.24	$10.97	$10.02

Diluted earnings per share	$2.45	$2.23	$10.94	$9.98

Components of Other (income)/expense, net:
Interest income on corporate funds	$(108.8)	$(88.0)	$(371.0)	$(319.5)
Realized (gains)/losses on available-for-sale securities, net	0.3	0.8	(2.9)	1.7
Gain on sale of assets	—	(2.6)	—	(5.0)
Non-service components of pension income, net	(7.1)	(7.8)	(28.3)	(31.3)
Net (gain)/loss on ADP Ventures' investments	(4.2)	—	(8.4)	—
Other (income)/expense, net	$(119.8)	$(97.6)	$(410.6)	$(354.1)

(A) Professional Employer Organization (“PEO”) revenues are net of direct pass-through costs, primarily consisting of payroll wages and payroll taxes of $20,557.2 million and $18,312.4 million for the three months ended June 30, 2026 and 2025, respectively, and $81,123.2 million and $75,220.1 million for the twelve months ended June 30, 2026 and 2025, respectively.

(B) PEO revenues and operating expenses include zero-margin benefits pass-through costs of $1,180.2 million and $1,094.8 million for the three months ended June 30, 2026 and 2025, respectively, and $4,607.3 million and $4,289.0 million for the twelve months ended June 30, 2026 and 2025, respectively.

(C) PEO revenues and operating expenses include costs related to workers' compensation coverage and state unemployment taxes for worksite employees of $153.6 million and $148.3 million for the three months ended June 30, 2026 and 2025, respectively, and $718.4 million and $681.3 million for the twelve months ended June 30, 2026 and 2025, respectively.

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Balance Sheets
(In millions, except per share amounts)
(Unaudited)
	June 30,	June 30,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$4,230.1	$3,347.8
Short-term marketable securities (A)	—	4,498.8
Accounts receivable, net of allowance for doubtful accounts of $44.5 and $47.1, respectively	3,521.1	3,579.1
Other current assets	852.1	840.8
Total current assets before funds held for clients	8,603.3	12,266.5
Funds held for clients	43,957.8	30,985.7
Total current assets	52,561.1	43,252.2
Property, plant and equipment, net	641.3	655.4
Operating lease right-of-use assets	388.6	374.1
Deferred contract costs	3,244.1	3,154.1
Other assets	1,420.5	1,057.0
Goodwill	3,284.4	3,273.5
Intangible assets, net	1,653.3	1,603.0
Total assets	$63,193.3	$53,369.3

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$162.5	$169.1
Accrued expenses and other current liabilities	3,218.5	3,092.4
Accrued payroll and payroll-related expenses	1,039.4	973.1
Dividends payable	671.9	620.6
Short-term deferred revenues	267.5	262.8
Obligations under reverse repurchase agreements (A)	139.3	38.4
Obligations under commercial paper borrowings	—	4,769.5
Income taxes payable	110.3	9.1
Total current liabilities before client funds obligations	5,609.4	9,935.0
Client funds obligations	44,415.5	31,343.3
Total current liabilities	50,024.9	41,278.3
Long-term debt	4,964.1	3,974.7
Operating lease liabilities	306.7	321.2
Other liabilities	1,141.4	1,058.3
Deferred income taxes	339.1	163.6
Long-term deferred revenues	385.9	385.2
Total liabilities	57,162.1	47,181.3

Stockholders' equity:
Preferred stock, $1.00 par value: authorized, 0.3 shares; issued, none	—	—
Common stock, $0.10 par value: authorized,1,000.0 shares; issued, 638.7 shares at June 30, 2026 and June 30, 2025; outstanding, 397.8 and 405.3 shares at June 30, 2026 and June 30, 2025, respectively	63.9	63.9
Capital in excess of par value	3,067.9	2,788.3
Retained earnings	26,967.4	25,240.6
Treasury stock - at cost: 240.9 and 233.4 shares at June 30, 2026 and June 30, 2025, respectively	(23,165.9)	(21,021.4)
Accumulated other comprehensive income/(loss)	(902.1)	(883.4)
Total stockholders’ equity	6,031.2	6,188.0
Total liabilities and stockholders’ equity	$63,193.3	$53,369.3

(A) As of June 30, 2026, $138.6 million of long-term marketable securities and $0.7 million of cash and cash equivalents have been pledged as collateral under the Company's reverse repurchase agreements. As of June 30, 2025, $38.4 million of short-term marketable securities have been pledged as collateral under the Company's reverse repurchase agreements.

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Cash Flows
(In millions)
(Unaudited)	Twelve Months Ended
	June 30,
	2026	2025
Cash Flows from Operating Activities:
Net earnings	$4,413.5	$4,079.7
Adjustments to reconcile net earnings to cash flows provided by operating activities:
Depreciation and amortization	585.9	582.4
Amortization of deferred contract costs	1,200.5	1,145.3
Deferred income taxes	156.4	37.0
Stock-based compensation expense	242.6	266.1
Bad debt expense	47.5	53.2
Net pension (income)/expense	(15.4)	(19.7)
Net accretion of discounts and amortization of premiums on available-for-sale securities	(88.2)	(72.2)
Other	4.2	13.4
Changes in operating assets and liabilities:
(Increase)/decrease in accounts receivable	1.0	(146.6)
Increase in deferred contract costs	(1,307.9)	(1,290.3)
Increase in other assets	(204.5)	(59.8)
Increase/(decrease) in accounts payable	(4.5)	60.6
Increase in accrued expenses and other liabilities	410.1	290.6
Net cash flows provided by operating activities	5,441.2	4,939.7

Cash Flows from Investing Activities:
Purchases of corporate and client funds marketable securities	(12,359.7)	(7,857.9)
Proceeds from the sales and maturities of corporate and client funds marketable securities	8,344.7	6,539.1
Capital expenditures	(196.6)	(168.7)
Additions to intangibles	(468.5)	(378.3)
Acquisitions of businesses, net of cash acquired	(22.8)	(1,165.1)
Proceeds from the sale of property, plant, and equipment and other assets	—	10.8
Other	(10.9)	(14.9)
Net cash flows used in investing activities	(4,713.8)	(3,035.0)

Cash Flows from Financing Activities:
Net increase/(decrease) in client funds obligations	13,242.6	(8,274.0)
Net cash (distributed)/received from the Internal Revenue Service	24.0	(552.2)
Payments of debt	(1.1)	(1,001.2)
Proceeds from the issuance of debt	985.7	1,980.3
Settlement of cash flow hedges	3.7	(15.6)
Repurchases of common stock	(2,083.3)	(1,280.5)
Net (repurchases)/proceeds from stock-based compensation plans and stock purchase plan	(1.0)	131.0
Dividends paid	(2,626.3)	(2,398.9)
Net (payments)/proceeds related to reverse repurchase agreements	106.2	(331.8)
Net (payments)/proceeds related to commercial paper	(4,769.5)	4,769.5
Net cash flows provided by/(used in) financing activities	4,881.0	(6,973.4)

Effect of exchange rate changes on cash, cash equivalents, restricted cash, and restricted cash equivalents	(37.8)	37.3

Net change in cash, cash equivalents, restricted cash, and restricted cash equivalents	5,570.6	(5,031.4)

Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	5,054.6	10,086.0
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$10,625.2	$5,054.6

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$4,230.1	$3,347.8
Restricted cash and restricted cash equivalents included in funds held for clients	6,395.1	1,706.8
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$10,625.2	$5,054.6

Supplemental disclosures of cash flow information:
Cash paid for interest	$439.6	$426.8
Cash paid for income taxes, net of income tax refunds	$1,006.7	$1,198.0

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data
(Dollars in millions, except per share amounts)
(Unaudited)
	Three Months Ended			Twelve Months Ended
	June 30,			June 30,
	2026	2025	% Change	2026	2025	% Change
Segment revenues
Employer Services	$3,696.7	$3,465.6	7%	$14,831.4	$13,883.1	7%
PEO Services	1,779.5	1,664.2	7%	7,128.1	6,690.4	7%
Other	(2.4)	(3.0)	n/m	(12.1)	(12.6)	n/m
Total revenues	$5,473.8	$5,126.8	7%	$21,947.4	$20,560.9	7%

Segment earnings
Employer Services	$1,271.1	$1,161.1	9%	$5,436.8	$5,008.5	9%
PEO Services	217.1	220.0	(1)%	936.1	950.5	(2)%
Other	(230.4)	(190.5)	n/m	(642.6)	(648.9)	n/m
Total pretax earnings	$1,257.8	$1,190.6	6%	$5,730.3	$5,310.1	8%

Segment margin
Employer Services	34.4%	33.5%	0.9%	36.7%	36.1%	0.6%
PEO Services	12.2%	13.2%	(1.0)%	13.1%	14.2%	(1.1)%
Other	n/m	n/m	n/m	n/m	n/m	n/m
Total pretax margin	23.0%	23.2%	(0.2)%	26.1%	25.8%	0.3%

	Three Months Ended			Twelve Months Ended
	June 30,			June 30,
Earnings per share information	2026	2025	% Change	2026	2025	% Change
Net earnings	$978.6	$910.6	7%	$4,413.5	$4,079.7	8%

Basic weighted average shares outstanding	398.8	406.0	(2)%	402.3	407.1	(1)%
Basic earnings per share	$2.45	$2.24	9%	$10.97	$10.02	9%

Diluted weighted average shares outstanding	399.7	407.7	(2)%	403.3	408.7	(1)%
Diluted earnings per share	$2.45	$2.23	10%	$10.94	$9.98	10%

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Key Statistics:
Employer Services:
Change in pays per control - U.S. (A)	1%	1%	1%	1%

PEO Services:
Paid PEO worksite employees at end of period	775,000	764,000	775,000	764,000
Average paid PEO worksite employees during the period	775,000	761,000	762,000	748,000
Significant PEO expenses included within Operating expenses
Zero-margin benefits pass-through costs	$1,180.2	$1,094.8	$4,607.3	$4,289.0
Workers' compensation and state unemployment taxes	$153.6	$148.3	$718.4	$681.3

(A) U.S. pays per control represents the approximate growth in the number of employees on ADP clients' processed payrolls in the United States when measured on a same-store-sales basis for a subset of Employer Services clients ranging from small to large businesses.

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except where otherwise stated)
(Unaudited)
Client Funds Strategy - Supplemental Information

	Three Months Ended			Twelve Months Ended
	June 30,			June 30,
	2026	2025	% Change	2026	2025	% Change
Average investment balances at cost (in billions)
Funds held for clients	$41.0	$38.1	8%	$40.4	$37.6	7%
Corporate extended (A)	$8.4	$7.1	18%	$7.8	$7.0	11%
Short-term financing to support Client Funds Strategy (A)	$8.4	$7.1	18%	$7.8	$7.0	11%

Average interest rates earned or paid (exclusive of realized gains or losses)
Funds held for clients	3.5%	3.2%		3.4%	3.2%
Corporate extended (A)	3.8%	3.3%		3.6%	3.2%
Short-term financing to support Client Funds Strategy (A)	3.7%	4.4%		4.1%	4.8%

Interest income (expense)
Funds held for clients	$355.4	$307.8	15%	$1,354.8	$1,189.1	14%
Corporate extended (B)	79.3	58.3	36%	278.1	225.3	23%
Short-term financing to support Client Funds Strategy (B)	(79.2)	(78.4)	1%	(318.3)	(341.1)	(7)%
Net Impact from Client Funds Strategy	$355.5	$287.7	24%	$1,314.6	$1,073.3	22%

Funds Held for Clients - Supplemental Information

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Average balance - Client short	$9.4	$8.6	$9.5	$8.5
Average balance - Client extended	16.7	15.7	16.6	15.5
Average balance - Client long	14.9	13.8	14.3	13.6
Average balance - Funds held for clients (in billions)	$41.0	$38.1	$40.4	$37.6

Average interest rate - Client short	3.1%	4.0%	3.3%	4.2%
Average interest rate - Client extended	3.8%	2.9%	3.5%	2.7%
Average interest rate - Client long	3.4%	3.2%	3.3%	3.1%
Average interest rate - Funds held for clients	3.5%	3.2%	3.4%	3.2%

Interest Income and Expense - Non-GAAP Reconciliation

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Corporate extended interest income (B)	$79.3	$58.3	$278.1	$225.3
All other interest income	29.5	29.7	92.9	94.2
Total interest income on corporate funds (component of Other (income)/expense, net)	$108.8	$88.0	$371.0	$319.5

Short-term financing to support Client Funds Strategy (B)	$79.2	$78.4	$318.3	$341.1
All other interest expense	41.8	35.3	141.0	114.8
Total interest expense	$121.0	$113.7	$459.3	$455.9

(A) We utilize a strategy by which we extend the maturities of our investment portfolio for funds held for clients and employ short-term financing arrangements to satisfy our short-term funding requirements related to client funds obligations. As part of our client funds investment strategy, we use daily collection of funds from our clients to satisfy other unrelated client funds obligations, rather than liquidating previously-collected client funds that have already been invested in available-for-sale securities.

(B) While “Corporate extended interest income” and “Short-term financing to support Client Funds Strategy,” related to our client funds investment strategy, are non-GAAP measures, management believes this information is beneficial to reviewing the financial statements of ADP. Management believes this information is beneficial as it allows the reader to understand the extended investment strategy for ADP's client funds assets, corporate investments, and short-term borrowings.

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Statement of Adjusted / Non-GAAP Financial Information
(in millions, except per share amounts)
(Unaudited)

In addition to our GAAP results, we use the adjusted results and other non-GAAP metrics set forth in the table below to evaluate our operating performance in the absence of certain items and for planning and forecasting of future periods:

Adjusted Financial Measures	U.S. GAAP Measures
Adjusted EBIT	Net earnings
Adjusted provision for income taxes	Provision for income taxes
Adjusted net earnings	Net earnings
Adjusted diluted earnings per share	Diluted earnings per share
Adjusted effective tax rate	Effective tax rate
Organic constant currency	Revenues
Corporate extended interest income (see prior page)	Interest income
Short-term financing to Support Client Funds Extended Strategy (see prior page)	Interest expense

We believe that the exclusion of the identified items below helps us reflect the fundamentals of our underlying business model and analyze results against our expectations and against prior periods, and to plan for future periods by focusing on our underlying operations. We believe that the adjusted results provide relevant and useful information for investors because it allows investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance. The nature of these exclusions is for specific items that are not fundamental to our underlying business operations. Since these adjusted financial measures and other non-GAAP metrics are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation from, as a substitute for, or superior to their corresponding U.S. GAAP measures, and they may not be comparable to similarly titled measures at other companies.

	Three Months Ended			Twelve Months Ended
	June 30,		% Change	June 30,		% Change
	2026	2025	As Reported	2026	2025	As Reported
Net earnings	$978.6	$910.6	7%	$4,413.5	$4,079.7	8%
Adjustments:
Provision for income taxes	279.2	280.0		1,316.8	1,230.4
All other interest expense (a)	41.8	35.3		141.0	114.8
All other interest income (a)	(29.5)	(29.7)		(92.9)	(94.2)
Optimization initiatives (b)	(3.0)	19.3		(4.5)	19.4
Business alignment program (c)	91.1	—		91.1	—
Gain on sale of assets	—	(2.6)		—	(2.6)
Net (gain)/loss on ADP Ventures' investments (d)	(4.2)	—		(8.4)	—
Legal settlements (e)	18.0	—		18.0	(0.4)
Adjusted EBIT	$1,372.0	$1,212.9	13%	$5,874.6	$5,347.1	10%
Adjusted EBIT Margin	25.1%	23.7%		26.8%	26.0%

Provision for income taxes	$279.2	$280.0	—%	$1,316.8	$1,230.4	7%
Adjustments:
Optimization initiatives (f)	(0.8)	4.8		(1.2)	4.8
Business alignment program (f)	23.2	—		23.2	—
Gain on sale of assets (f)	—	(0.6)		—	(0.6)
Net (gain)/loss on ADP Ventures' investments (f)	(1.0)	—		(2.1)	—
Legal settlements (f)	4.4	—		4.4	(0.1)
Adjusted provision for income taxes	$305.0	$284.2	7%	$1,341.1	$1,234.5	9%
Adjusted effective tax rate (g)	22.4%	23.5%		23.0%	23.2%

Net earnings	$978.6	$910.6	7%	$4,413.5	$4,079.7	8%
Adjustments:
Optimization initiatives (b)	(3.0)	19.3		(4.5)	19.4
Income tax provision for/(benefits from) optimization initiatives (f)	0.8	(4.8)		1.2	(4.8)
Gain on sale of assets	—	(2.6)		—	(2.6)
Income tax provision for gain on sale of assets (f)	—	0.6		—	0.6
Business alignment program (c)	91.1	—		91.1	—
Income tax benefit from business alignment program (f)	(23.2)	—		(23.2)	—
Net (gain)/loss on ADP Ventures' investments (d)	(4.2)	—		(8.4)	—
Income tax provision for net (gain)/loss on ADP Ventures' investments (f)	1.0	—		2.1	—
Legal settlements (e)	18.0	—		18.0	(0.4)
Income tax (benefit from)/provision for legal settlements (f)	(4.4)	—		(4.4)	0.1
Adjusted net earnings	$1,054.7	$923.1	14%	$4,485.4	$4,092.0	10%

Diluted EPS	$2.45	$2.23	(100)%	$10.94	$9.98	10%
Adjustments:
Optimization initiatives (b) (f)	(0.01)	0.03		(0.01)	0.03
Business alignment program (c) (f)	0.17	—		0.17	—
Net (gain)/loss on ADP Ventures' investments (d) (f)	(0.01)	—		(0.02)	—
Legal settlements (e) (f)	0.04	—		0.04	—
Adjusted diluted EPS	$2.64	$2.26	17%	$11.12	$10.01	11%

(a) In adjusted EBIT, we include the interest income earned on investments associated with our client funds extended investment strategy and interest expense on borrowings related to our client funds extended investment strategy as we believe these amounts to be fundamental to the underlying operations of our business model. The adjustments in the table above represent the interest income and interest expense that are not related to our client funds extended investment strategy and are labeled as “All other interest expense” and “All other interest income.”

(b) Represents partial reversals of workforce optimization initiatives from fiscal 2025 and 2024. Severance charges/(reversals) have been taken in the past and not included as an adjustment to get to adjusted results. Unlike severance charges/(reversals) in prior periods, these specific reversals relate to broad-based, company-wide initiatives.

(c) In Q4 2026, we incurred a charge of $91.1 million as part of a corporate-led business alignment program, which is designed to better align our organization and resources with our Strategic Priorities and to streamline the organizational structure. Costs associated with this program included severance costs of $89.1 million and strategic project costs of $2.0 million. Strategic project costs consist primarily of external advisory costs. This charge is excluded from adjusted net earnings to provide a clearer view of ongoing operations and enhance period-over-period comparability. Severance charges have been taken in the past and not included as an adjustment to get to adjusted results. Unlike charges in prior periods, these specific charges relate to a broad-based, company-wide initiative.

(d) Represents (gains)/losses on investments made through our Corporate Venture Capital arm, ADP Ventures. (Gains)/losses on these investments may result from observable price changes, changes in ownership interest, accrued interest income, and impairment charges. These adjustments may be highly variable, are predominantly non-cash, are outside our control, and are not fundamental to the underlying operations of our business model.

(e) In fiscal 2026, this represents a net charge (reserve and insurance recovery) from a legal matter settled during the year ended June 30, 2026. In fiscal 2025, this represents a reversal of a legal reserve recorded during the year ended June 30, 2023.

(f) The income tax provision was calculated based on the marginal rate in effect during the period of the adjustment.

(g) The adjusted effective tax rate is calculated as our adjusted provision for income taxes divided by the sum of our adjusted net earnings plus our adjusted provision for income taxes.
The following table reconciles our reported growth rates to the non-GAAP measure of organic constant currency, which excludes the impact of acquisitions, the impact of dispositions, and the impact of foreign currency. The impact of acquisitions and dispositions is calculated by excluding the current year revenues of acquisitions until the one-year anniversary of the transaction and by excluding the prior year revenues of divestitures for the one-year period preceding the transaction. The impact of foreign currency is determined by calculating the current year results using foreign exchange rates consistent with the prior year. The PEO segment is not impacted by acquisitions, dispositions or foreign currency.

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
Revenue growth consolidated:	2026	2025	2026	2025

Employer Services	7%	8%	7%	7%
PEO Services	7%	7%	7%	7%
Consolidated revenue growth as reported	7%	8%	7%	7%
Adjustments:
Impact of acquisitions	—%	(1)%	—%	(1)%
Impact of foreign currency	(1)%	—%	(1)%	—%
Consolidated revenue growth, organic constant currency	6%	6%	6%	7%

Segment:

Employer Services revenue growth as reported	7%	8%	7%	7%
Adjustments:
Impact of acquisitions	—%	(1)%	—%	(1)%
Impact of foreign currency	(1)%	—%	(1)%	—%
Employer Services revenue growth, organic constant currency	6%	6%	5%	6%
Note: Numbers may not foot due to rounding.

Automatic Data Processing, Inc. and Subsidiaries
Fiscal 2026 to Fiscal 2027 Non-GAAP Guidance Reconciliation
(in millions, except per share amounts)
(Unaudited)
			Fiscal 2027
	Fiscal 2026		Outlook
Earnings before income taxes / margin (GAAP)	$5,730.3	26.1%	100 to 120 bps
All other interest expense (a)	141.0	60 bps	20 bps
All other interest income (a)	(92.9)	(40) bps	-
Optimization initiatives - FY26	(4.5)	-	-
Business alignment program - FY26	91.1	40 bps	(40) bps
Net (gain)/loss on ADP Ventures' investments - FY26	(8.4)	-	-
Legal settlements - FY26	18.0	10 bps	(10) bps
Adjusted EBIT margin (Non-GAAP)	$5,874.6	26.8%	70 to 90 bps

Effective tax rate (GAAP)		23.0%	23.0%
Optimization initiatives - FY26		-	-
Business alignment program - FY26		-	-
Net (gain)/loss on ADP Ventures' investments - FY26		-	-
Legal settlements - FY26		-	-
Adjusted effective tax rate (Non-GAAP)		23.0%	23.0%

Diluted earnings per share (GAAP)		$10.94	11% to 13%
Optimization initiatives - FY26		(0.01)	-
Business alignment program - FY26		0.17	(2)%
Net (gain)/loss on ADP Ventures' investments - FY26		(0.02)	-
Legal settlements - FY26		0.04	-
Adjusted diluted earnings per share (Non-GAAP)		$11.12	9% to 11%

(a) In Adjusted EBIT, we include the interest income earned on investments associated with our client funds extended investment strategy and interest expense on borrowings related to our client funds extended investment strategy as we believe these amounts to be fundamental to the underlying operations of our business model. The adjustments in the table above represent the interest income and interest expense that are not related to our client funds extended investment strategy and are labeled as “All other interest expense” and “All other interest income.”

Safe Harbor Statement
This document and other written or oral statements made from time to time by ADP may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like "outlook," “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could,” “is designed to” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and depend upon or refer to future events or conditions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements or that could contribute to such difference include: ADP's success in obtaining and retaining clients, and selling additional services to clients; the pricing of products and services; the success of our new solutions; our ability to respond successfully to changes in technology, including artificial intelligence; compliance with existing or new legislation or regulations; changes in, or interpretations of, existing legislation or regulations; overall market, political and economic conditions, including interest rate and foreign currency trends and inflation; competitive conditions; our ability to maintain our current credit ratings and the impact on our funding costs and profitability; security or cyber breaches, fraudulent acts, and system interruptions and failures, including as a result of artificial intelligence; employment and wage levels; availability of skilled associates; the impact of new acquisitions and divestitures; the impact of any uncertainties related to major natural disasters or catastrophic events; and supply-chain disruptions. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These risks and uncertainties, along with the risk factors discussed under “Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and in other written or oral statements made from time to time by ADP, should be considered in evaluating any forward-looking statements contained herein.

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